UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): December 11, 2008
SYNERGETICS USA, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51602 (Commission File Number)	20-5715943 (I.R.S. Employer Identification No.)

3845 Corporate Centre Drive O’Fallon, Missouri (Address of principal executive offices)	63368 (Zip Code)
(636) 939-5100
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act.
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On December 11, 2008, at the Annual Meeting of Stockholders (the “Annual Meeting”) of Synergetics USA, Inc. (the “Company”), the Company’s stockholders approved Amendment No. 1 (the “Amendment”) to the Amended and Restated Synergetics USA, Inc. 2005 Non-Employee Directors’ Stock Option Plan (the “Plan”). The Amendment increased the number of shares of Common Stock authorized for issuance under the Plan from 200,000 to 400,000.
     Persons eligible to participate in the Plan include all Directors of the Company who are not either employees of the Company or any of its subsidiaries or members of the immediate family of an employee or Director of the Company or any of its subsidiaries.
     Under the Plan, a non-employee Director is entitled to two types of automatic option grants, as well as discretionary option grants. The first type of automatic grant is an initial option grant on the next business day after the Director’s initial election or appointment to the Company’s Board of Directors (the “Initial Grant”). Each Initial Grant is an option to purchase 10,000 shares of Common Stock, has a term of ten years and is immediately vested and exercisable, with an exercise price equal to the fair market value of a share of the Company’s Common Stock on the date of grant. Unexercised options will be exercisable for two years after a non-employee Director ceases to be a Director.
     The second type of automatic option grant is the annual option grant to each non-employee Director on the first business day following the annual meeting of the Company’s stockholders at which the non-employee Director is re-elected or continues as a Director of the Company (the “Annual Meeting Grant”). Each Annual Meeting Grant is an option to purchase 10,000 shares of Common Stock, has a term of ten years and vests pro-ratably over the next twelve months. The exercise price is equal to the fair market value of a share of the Company’s Common Stock on the date of grant. Unexercised options will be exercisable for two years after a non-employee Director ceases to be a Director, with certain exceptions.
     The Board of Directors may terminate, amend or modify the Plan at any time. However, stockholder approval is required for any amendment to the extent necessary or desirable to comply with any applicable law, regulation or stock exchange rule. Unless otherwise terminated earlier by the Board of Directors, the Plan shall terminate on May 30, 2015, ten years after the effective date.
     The foregoing summary of the Plan and the Amendment is qualified in its entirety by reference to the full text of the Plan and the Amendment. A copy of the Plan has been previously filed as Exhibit 10.3 to the Company’s Form 10-Q filed with the Securities Exchange Commission (the “Commission”) on June 13, 2006 and is incorporated herein by reference. A copy of the Amendment is attached as Exhibit 10.1 hereto and is incorporated herein by reference. A more detailed summary of the Plan, as amended, can be found in the Company’s Proxy Statement for the Annual Meeting filed with the Commission on November 17, 2008.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Amendment No. 1 to Amended and Restated 2005 Synergetics USA, Inc. Non-Employee Directors’ Stock Option Plan.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: January 29, 2009

SYNERGETICS USA, INC. (Registrant)
By:	/s/ Pamela G. Boone
	Name:	Pamela G. Boone
	Title:	EVP and Chief Financial Officer

3